Exhibit 10.1

[***] A portion of this exhibit has been redacted pursuant to Item 601(b)(2) of Regulation S-K as (i) not material and (ii) likely to cause competitive harm if publicly disclosed. The Company hereby undertakes to furnish unredacted copies of this exhibit upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for such unredacted copies of this exhibit.

SIDE LETTER AGREEMENT

This Side Letter Agreement (this “Agreement”) is dated as of March 11, 2021, by and among the shareholders of Seequent Holdings Limited (the “Company”) that are listed on the signature pages hereto as Sellers (the “Signing Sellers”) and, following the execution of one or more Deeds of Accession to this Agreement, by any other shareholders of the Company (collectively with the Signing Sellers, the “Sellers”) and Bentley Systems, Incorporated (the “Buyer”).

RECITALS

WHEREAS, the Signing Sellers and Buyer have entered into that certain Sale and Purchase Agreement For Shares dated as of the date hereof (as it may be amended, modified or waived from time to time, the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from the Sellers all of the issued share capital of the Company, following the exercise of all Company options and conversion of all plan shares into ordinary shares of the Company (the “Company Shares”);

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, in consideration of the Buyer’s purchase of the Company Shares from the Sellers, the Buyer may be obligated to issue shares of the Buyer’s Class B common stock, $0.01 par value per share, (“Buyer’s Shares”) to the Sellers;

WHEREAS, the Sellers and the Buyer desire to enter into this Agreement to set forth the terms of their mutual understanding relating to certain rights and obligations of the parties relating to the Buyer’s Shares that may be issued to the Sellers pursuant to the terms and conditions of the Purchase Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below and in the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

Bad Leaver Forfeiture Shares means in respect of the Sellers specified below, the following Consideration Shares issued to such Seller at Completion but less (and excluding) all Consideration Shares that are released from restrictions on transfer pursuant to clause 4:

[***]

Consideration Shares means a number of Buyer's Shares equal to 3,141,361.

Exchange Act means the Securities Exchange Act of 1934 (U.S.).

Lock-up Period means:

(a)    in respect of a Seller that is not a Management Seller:

(i)    the period from the Completion Date to 1 October 2021 (“First Lock-up Date”) in respect of 100% of its Consideration Shares; and

(ii)    the period from the First Lock-up Date to 31 March 2022 (“Second Lock-up Date”) in respect of 50% of its Consideration Shares,

and for the avoidance of doubt, the Lock-up Period for a Seller that is not a Management Seller expires on the Second Lock-up Date; and

(b)    in respect of a Management Seller:

(i)    the period from the Completion Date to the date that is six months following the Completion Date (“First Management Lock-up Date”) in respect of 100% of its Consideration Shares;

(ii)    the period from the First Management Lock-up Date to the date that is six months following the First Management Lock-up Date (“Second Management Lock-up Date”) in respect of 75% of its Consideration Shares;

(iii)    the period from the Second Management Lock-up Date to the date that is six months following the Second Management Lock-up Date (“Third Management Lock-up Date”) in respect of 50% of its Consideration Shares; and

(iv)    the period from the Third Management Lock-up Date to the date that is six months following the Third Management Lock-up Date (“Fourth Management Lock-up Date”) in respect of 25% of its Consideration Shares, in identifying the specific Consideration Shares that will be subject to such Lock-Up Period set forth in clauses (i) through (iv) of item (b) above, the Management Seller’s Consideration Shares shall be calculated in pro rata portions of (x) Consideration Shares that are not Bad Leaver Forfeiture Shares and (y) Consideration Shares that are Bad Leaver Forfeiture Shares (for the avoidance of doubt, in each case, without regard to any Bad Leaver Forfeiture Shares that cease to be Bad Leaver Forfeiture Shares after the date hereof).

For the avoidance of doubt, the Lock-up Period for a Management Seller expires on the Fourth Management Lock-up Date.

Management Sellers means Nick Fogarty, John Good, Graham Grant, Colin Hay, Philip Keith, James Lawton, Iain McLean, Lisa Wall, Daniel Wallace and Emma Warwick.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933 (U.S.), as amended.

2.    Registration Statement and Facilitation of Resales.

a.    On or as soon as reasonably practicable following October 1, 2021, Buyer shall file a resale registration statement on Form S-3 (which shall be an automatic shelf registration if Buyer may file on such basis) registering the resale of any Consideration Shares held by Sellers on a delayed or continuous basis (the “Registration Statement”). As soon as reasonably practicable following such filing, Buyer shall use commercially reasonable efforts to cause the Registration Statement to become and remain effective until the Registration Termination Date (as defined below). The Registration Statement shall be in the form and contain the substance determined by Buyer; provided that the Buyer shall provide the Sellers with a draft of such Registration Statement and any amendment thereto not less than five business days prior to the filing thereof, shall consider in good faith any comments provided thereto by the Sellers, and shall include in such Registration Statement a “Plan of Distribution” section as provided by the Sellers. All expenses incidental to the Buyer’s performance of or compliance with its obligations pursuant to this clause 2.a or otherwise in connection with the Registration Statement (including all registration and filing fees and all fees and expenses payable to any third parties or any persons retained by the Buyer) shall be borne by the Buyer.

b.    With a view to making available to the Sellers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Seller to sell securities of the Buyer to the public without registration, the Buyer shall (a) make and keep public information available, as those terms are understood and defined in Rule 144; (b) use reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act; (c) furnish to any Seller, promptly upon request, a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act; and (d) take any such further action as the Sellers may reasonably request (including removing restrictive legends applicable to the Consideration Shares) to the extent required from time to time to enable the Sellers to sell Consideration Shares pursuant to Rule 144.

c.    Notwithstanding any other provision of this Agreement, Buyer shall have the right but not the obligation to defer the filing of (but not the preparation of) or seeking of effectiveness of, or suspend the use by the Sellers of (including requiring the Sellers to suspend any registered offerings or sales of any Consideration Shares pursuant to), the Registration Statement for a period of up to 60 days:

i.    if an event occurs as a result of which the Registration Statement and any related prospectus as then supplemented would, as reasonably determined by the Buyer based on consultation with its counsel, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement any related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder;

ii.    if the Buyer reasonably determines that any such registration or offering (A) should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Buyer or (B) after consultation with counsel would require the Buyer, under applicable securities Laws and other Laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Buyer believes in good faith that such disclosures at that time would not be in the Buyer’s best interests; or

iii.    upon issuance by the SEC of a stop order suspending the effectiveness of any Registration Statement with respect to Consideration Shares or the initiation of legal proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act;

any such period contemplated by clauses (i) to (iii) of this clause 2.c, a “Suspension Period”.

d.    In no event shall the Buyer declare a Suspension Period more than two times in any 12-month period or for more than an aggregate of 90 days in any 12-month period. The Buyer shall give immediate written notice to the Sellers of its declaration of a Suspension Period, state that such Suspension Period will continue only for so long as the event causing the Suspension Period is continuing, and certify that the requisite determinations have been made. The Buyer must also give prompt written notice to the Sellers of the expiration of the relevant Suspension Period. The Sellers shall keep the information contained in such notice confidential subject to the same terms set forth in clause 13.4 of the Purchase Agreement.

e.    Registration Termination Date shall mean the earliest of (i) the date on which Sellers no longer hold any Consideration Shares, (ii) the date on which the Consideration Shares may be sold or transferred without any restriction or limitation pursuant to Rule 144 or otherwise under the Securities Act, or (iii) the date on which the Consideration Shares shall have ceased to be outstanding.

3.    Transfer Restrictions on Consideration Shares.

During the Lock-up Period, without Buyer’s prior written consent, the Sellers shall not (and shall cause their controlled Affiliates not to), directly or indirectly, offer, sell (including any short sale), transfer, assign, gift, lend, hypothecate, pledge, encumber, grant a security interest in, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise dispose of, or grant any rights with respect to, or consent (whether or not in writing) to any of the foregoing (“Transfer”), or cause to be Transferred, any Consideration Shares or any right, title or interest therein, enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Consideration Shares, or enter into any transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Consideration Shares or any voting rights decoupled from the underlying Consideration Shares, in each case, whether settled by delivery of such Consideration Shares, in cash or otherwise, take any other action that would materially restrict, limit or interfere with the performance of the Sellers’ obligations under this clause 3, or publicly disclose the intention to do any of the foregoing; provided, however, that the Sellers may, without the Buyer's prior written consent, Transfer such Consideration Shares at any time:

a.    to the extent that such Consideration Shares have been released from the transfer restrictions in this Agreement pursuant to clause 4;

b.    to participate in any self-tender offer, share repurchase program or other repurchases of outstanding shares of Buyer’s class B common stock (each, a “Repurchase Event”), and for the avoidance of doubt, the Sellers shall have the right (but not the obligation) to participate in any such Repurchase Event, as applicable, on the same terms and conditions as other stockholders of the Buyer;

c.    to any controlled Affiliate of the Seller, if such controlled Affiliate agrees pursuant to a written instrument in form and substance reasonably acceptable to the Buyer to be bound by the transfer restrictions of the Sellers under this Agreement as in effect immediately prior to such Transfer;

d.    pursuant to an Approved Tender Offer or a Subsequent Offering (each as hereinafter defined); or

e.    following a change of control of the Buyer;

f.    in respect of the Management Sellers:

i.    as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

ii.    by will or other testamentary document, or intestacy to the legal representative, heir, beneficiary or a member of the immediate family (as defined below) of the Management Seller, provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein;

iii.    to any immediate family member, other dependent or any investment fund or other entity controlled or managed by a Management Seller (for purposes hereof, immediate family means any relationship by blood, marriage or adoption, not more remote than first cousin), provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

iv.    to any trust, partnership, limited liability company or other entity for the sole direct or indirect benefit of the Management Seller or the immediate family of the Management Seller, provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

v.    if the undersigned is a trust, to the grantor or beneficiary of such trust, provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

vi.    to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, provided that the transferee agrees to be bound in writing by the transfer restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value.

g.    For purposes of this Agreement, Approved Tender Offer means a tender offer or business combination relating to outstanding shares of Buyer’s class B common stock that has been approved or recommended by the board of Buyer; and Subsequent Offering means any subsequent offering period of a completed tender offer for at least a majority of the outstanding shares of Buyer’s class B common stock by any third party so long as a majority of the outstanding shares of Buyer’s class B common stock have been previously tendered to such third party and are not subject to withdrawal.

4.    Release From Transfer Restrictions

The transfer restrictions contained in this Agreement will cease to apply to, the following Consideration Shares:

a.    with regard to any Seller that is not a Management Seller:

i.    50% of the Consideration Shares issued to that Seller pursuant to the Purchase Agreement, on 1 October 2021; and

ii.    all Consideration Shares issued to that Seller pursuant to the Purchase Agreement, on 1 April 2022; and

b.    with regard to any Management Seller:

i.    25% of the Consideration Shares issued to that Management Seller pursuant to the Purchase Agreement, on the date falling 6 months after the Completion Date;

ii.    a further 25% of the Consideration Shares issued to that Management Seller pursuant to the Purchase Agreement, on the date falling 12 months after the Completion Date;

iii.    a further 25% of the Consideration Shares issued to that Management Seller pursuant to the Purchase Agreement, on the date falling 18 months after the Completion Date; and

iv.    all Consideration Shares issued to that Management Seller pursuant to the Purchase Agreement, on the date falling 24 months after the Completion Date,

provided that in identifying the specific Consideration Shares that will be subject to release set forth in clauses (a) through (b) above, the Management Seller’s Consideration Shares shall be calculated in pro rata portions of (x) Consideration Shares that are not Bad Leaver Forfeiture Shares and (y) Consideration Shares that are Bad Leaver Forfeiture Shares (for the avoidance of doubt, in each case, without regard to any Bad Leaver Forfeiture Shares that cease to be Bad Leaver Forfeiture Shares after the date hereof).

5.    Forfeiture of Bad Leaver Forfeiture Shares

a.    If a Management Seller is a Bad Leaver (as defined below), its Bad Leaver Forfeiture Shares may be forfeited at the discretion of the Buyer, by resolution of the board of the Buyer and notice in writing delivered to that Bad Leaver.

b.    For the purposes of clause 5.a, a Bad Leaver means a Management Seller that has ceased to be employed or engaged by a Group Company, the Buyer or any of the Buyer's Affiliates (“Employer”) during the Lock-up Period by reason of the Management Seller:

i.    being terminated by the Employer for cause (including for serious misconduct); or

ii.    giving notice to his or her Employer resigning from his or her employment or engagement,

and for the avoidance of doubt a Management Seller will not be a Bad Leaver in any other circumstances, including, in and of itself, if he or she:

iii.    is employed, engaged or retained in another position or office by any other Employer;

iv.    resigns as a director of a Group Company;

v.    dies, becomes permanently unable to work (through disability or ill health);

vi.    is given notice of cessation or termination of all aspects of their employment without cause or in a manner that constitutes constructive or unjustified dismissal as determined in a final, non-appealable decision by a court;

vii.    is made redundant; or

viii.    retires or reaches a retirement age in accordance with his or her terms of employment.

6.    Miscellaneous. Clauses 15 (Notices) and Clause 16 (Miscellaneous) of the Purchase Agreement are incorporated herein by this reference as if set out fully herein and shall apply in all respects to this Agreement, mutatis mutandis.

7.    Termination. This Agreement will automatically terminate without any action of the parties and be of no force and effect if (a) the Purchase Agreement is terminated prior to Completion in accordance with its terms, or (b) the Sellers have not provided within 20 business days of the date of the Purchase Agreement written evidence satisfactory to the Buyer in all respects that (i) the 75% Management Shareholders have validly approved and executed the Shareholders’ Agreement Amendment and have either executed the Purchase Agreement or executed a Deed of Accession to the Purchase Agreement or (ii) 100% of the Sellers have either executed the Purchase Agreement or executed a Deed of Accession to the Purchase Agreement. Termination of this Agreement does not affect accrued rights arising from any breach of this Agreement occurring before termination

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound by the terms hereof, have caused this Agreement to be executed as of the date first above written by their officers or other representatives thereunto duly authorized.

SELLERS:

Accel-KKR Capital Partners V, LP by:

/s/ Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Managing Partner. . . . . . . . . . . . . . . . . . . . . . . .
Office held

Accel-KKR Capital Partners V Strategic Fund,
LP by:

/s/ Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Managing Partner. . . . . . . . . . . . . . . . . . . . . . . .
Office held

Accel-KKR Members Fund, LLC by:

/s/ Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Tom Barnds. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Managing Partner. . . . . . . . . . . . . . . . . . . . . . . .
Office held

Seequent Trustee Limited by:

/s/ Shaun Warwick Maloney. . . . . . . . . . . . . . . .
Signature of authorised person

Shaun Warwick Maloney. . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Director & CEO. . . . . . . . . . . . . . . . . . . . . . . . .
Office held

Pencarrow V Investment Fund LP acting by its
general partner Pencarrow V Investment Fund
GP Limited by:

/s/ Nigel Bingham. . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Nigel Bingham. . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held

Signed by Shaun Warwick Maloney:         /s/ Shaun Warwick Maloney. . . . . . . . . . . . . . . .
Signature of Shaun Warwick Maloney

Signed by Graham Grant:             /s/ Graham Grant. . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Graham Grant

Maki Holdings Limited by:

/s/ Ian MacLeod. . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Ian MacLeod. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held

Signed by Paul Grunau:             /s/ Paul Grunau. . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Paul Grunau

TMD Holdings Ltd by:

/s/ Tim Dobush. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

Tim Dobush. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held

Signed by Curtis G. Kelln:             /s/ Curtis G. Kelln. . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Curtis G. Kelln

Signed by Christopher J. Kelln:         /s/ Christopher J. Kelln. . . . . . . . . . . . . . . . . . . . .
Signature of Christopher J. Kelln

Signed by Adam Pidlisecky:             /s/ Adam Pidlisecky. . . . . . . . . . . . . . . . . . . . . . .
Signature of Adam Pidlisecky

Signed by Scott Alexander Houston:         /s/ Scott Alexander Houston. . . . . . . . . . . . . . . . .
Signature of Scott Alexander Houston

Lackawack ApS by:

/s/ Thomas Donald Krom. . . . . . . . . . . . . . . . . .
Signature of authorised person

Thomas Donald Krom. . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

CEO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Office held

Signed by Daniel Wallace:             /s/ Daniel Wallace. . . . . . . . . . . . . . . . . . . . . . . .
Signature of Daniel Wallace

Signed by Nick Fogarty:             /s/ Nick Fogarty. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Nick Fogarty

Signed by Ana Cristina Chaves:         /s/ Ana Cristina Chaves. . . . . . . . . . . . . . . . . . . .
Signature of Ana Cristina Chaves

Signed by Lorraine Godwin:             /s/ Lorraine Godwin. . . . . . . . . . . . . . . . . . . . . . .
Signature of Lorraine Godwin

Signed by Timothy John Mitchell:         /s/ Timothy John Mitchell. . . . . . . . . . . . . . . . . .
Signature of Timothy John Mitchell

Signed by Natalie Green:             /s/ Natalie Green. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Natalie Green

Signed by John Good:                 /s/ John Good. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of John Good

Signed by Philip Keith:                 /s/ Philip Keith. . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Philip Keith

Signed by James Lawton:             /s/ James Lawton. . . . . . . . . . . . . . . . . . . . . . . . .
Signature of James Lawton

Signed by Melanie Lynn:             /s/ Melanie Lynn. . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Melanie Lynn

Signed by Lisa Wall:                 /s/ Lisa Wall. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Lisa Wall

Signed by Emma Warwick:             /s/ Emma Warwick. . . . . . . . . . . . . . . . . . . . . . . .
Signature of Emma Warwick

Signed by Iain McLean:             /s/ Iain McLean. . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Iain McLean

Signed by Colin Hay:                 /s/ Colin Hay. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Signature of Colin Hay

BUYER:

Bentley Systems, Incorporated by:

/s/ David Shaman. . . . . . . . . . . . . . . . . . . . . . . .
Signature of authorised person

David Shaman. . . . . . . . . . . . . . . . . . . . . . . . . . .
Name of authorised person (print)

Chief Legal Officer. . . . . . . . . . . . . . . . . . . . . . .
Office held